Exhibit 99.1

Press Release                                    Source: Logistical Support Inc.

Logistical Support Receives Order From U.S. Army
Monday December 5, 8:57 am ET

Repair and Overhaul Order Valued at $600,000

CHATSWORTH, Calif., Dec. 5 /PRNewswire-FirstCall/ -- Logistical Support Inc. (OTC Bulletin Board: LGSL - News), a supplier of precision components and complex aviation systems to the Department of Defense (DoD) and key DoD contractors, announced today that it received its second delivery order under an existing five-year contract with the U.S. Army. The value of this order is approximately $600,000.

The order is for providing repair and overhaul services on the main damper assemblies for the UH-60 helicopter. The main damper assembly, which is a flight-critical part, is an internally charged hydraulic assembly that mounts to the main rotor assembly of the "Blackhawk" helicopter. This hydraulic assembly reduces vibrations and oscillations of the main rotor blades that occur during flight maneuvers. Under this indefinite quantity, indefinite delivery (IDIQ) contract, Logistical Support will provide repair and overhaul services for thousands of the damper assemblies to the Army over a five-year period for minimum total contract revenue of $5.3 million. Logistical Support is currently fulfilling the first order under this long-term contract.

Logistical Support CEO Bruce Littell said, "This represents the second order placed by the U.S. Army for these services since we won the original contract in April of this year. This is also the second five-year IDIQ contract we have won to provide repair and overhaul services to the Army on UH-60 damper assemblies. We believe this second consecutive long-term contract further validates the high quality of our services. We are pleased the U.S. Army remains satisfied with our work on these critical parts and look forward to executing future orders under this contract."

Logistical Support realized approximately $4.7 million in revenue from its first IDIQ contract awarded in 2000 by the U.S. Army.

About Logistical Support

Logistical Support, Inc. provides precision aviation parts and flight critical service to the Department of Defense and government contractors from its manufacturing facility in Chatsworth, Calif. It supplies aircraft parts and upgrades for turbine engines, landing gear, structural components, hydraulics, mechanical systems and support equipment. The company's primary customer is the U.S. government. For more information, visit http://www.logistical-support.com .

An   investment   profile   about   Logistical   Support   may   be   found   at
http://www.hawkassociates.com/logisticalsupport/profile.htm .

For investor relations information regarding Logistical Support, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com . An online investor relations kit including copies of press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com .


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Source: Logistical Support Inc.